Exhibit 99.1

FOR IMMEDIATE RELEASE

DGT HOLDINGS CORP. COMPLETES REVERSE/FORWARD STOCK SPLIT

NEW YORK, March 6, 2013 – DGT Holdings Corp. (OTCBB: DGTC) (the “Company”) announced today that it has completed the previously announced reverse stock split at a ratio of 1-for-5,000 and forward stock split at a ratio of 5,000-for-1. Shares of common stock held by shareholders of record owning fewer than 5,000 shares on March 1, 2013 have been cancelled, and such shareholders will receive a cash payment of $13.50 a share.

For more information regarding the reverse/forward stock split, please refer to the Proxy Statement relating to the Company’s shareholder meeting held on February 27, 2013 that was previously mailed to shareholders.

The Company’s Common Stock will trade on the Over the Counter “OTC” Bulletin Board under the symbol “DGTCD” for the next 20 business days and then revert to “DGTC.”

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. DGT Holdings Corp. cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of DGT Holdings Corp. to introduce products as scheduled; obtaining necessary product certification; implementation of its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

DGT HOLDINGS CORP.
Terry Gibson
President, Chief Executive Officer and Chief Financial Officer
(212) 520-2260